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                                                       Exhibit 12
                                                       Form 10-Q
                                                       For the Nine
                                                       Months Ended
                                                       September 30, 1995



                                AT&T Corp.
             Computation of Ratio of Earnings to Fixed Charges

                           (Dollars in Millions)
                                (Unaudited)


                                                        For the Nine
                                                        Months Ended
                                                        September 30, 1995

Earnings Before Income Taxes ..........................     $4,831

Less Interest Capitalized during
  the Period...........................................         46

Less Undistributed Earnings of Less than 50%
  Owned Affiliates.....................................         86

Add Fixed Charges......................................      1,564

Total Earnings.........................................     $6,263



Fixed Charges

Total Interest Expense Including Capitalized Interest..     $1,287

Interest Portion of Rental Expense.....................        277

    Total Fixed Charges................................     $1,564

Ratio of Earnings to Fixed Charges.....................        4.0